Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the reference to our firm under the caption “Experts” and to the inclusion in the Registration Statement of Meso Numismatics, Inc. on Form S-1 (File No. 000-56010) of our report dated April 14, 2023, and with respect to our audit of the consolidated financial statements of Meso Numismatics, Inc. as of December 31, 2022 and 2021 and for the years then ended.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

United States of America

January 2, 2024